Exhibit 24

INDIANA MICHIGAN POWER COMPANY
POWER OF ATTORNEY

Each of the undersigned directors or officers of INDIANA MICHIGAN POWER COMPANY, an Indiana corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $3,500,000,000 aggregate principal amount of its Debt Securities, including up to $3,500,000,000 of new indebtedness, comprised of unsecured promissory notes in one or more new series, each series to have a maturity not exceeding 60 years, does hereby appoint WILLIAM J. FEHRMAN, TREVOR I. MIHALIK, MATTHEW D. FRANSEN, FRANZ D. MESSNER and MARC B. HUNTER, his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have hereunto set their hands this 24th day of September, 2025.

/s/ Steven F. Baker /s/ Robert B. Berntsen
Steven F. Baker L.S. Robert B. Berntsen L.S.

/s/ Katherine K. David William J. Fehrman
Katherine K. Davis L.S. William J. Fehrman L.S.

/s/ Scott A. Huebner Trevor I. Mihalik
Scott A. Huebner L.S. Trevor I. Mihalik L.S.

/s/ Stephanny L. Smith Andrew J. Williamson
Stephanny L. Smith L.S. Andrew J. Williamson L.S.

INDIANA MICHIGAN POWER COMPANY
EXECUTIVE COMMITTEE

September 24, 2025

The Chair outlined a proposed financing program of the Company involving the issuance and sale, either at competitive bidding, through a negotiated public offering with one or more agents or underwriters or through private placement, of up to $3,500,000,000 aggregate principal amount of debt securities comprised of unsecured promissory notes in one or more new series, each series to have a maturity of not more than sixty years (“Debt Securities”). The Debt Securities may be issued in the form of Senior Notes or other promissory notes. The Chair stated that, as an alternative to issuing Debt Securities, the Company may issue one or more unsecured promissory notes (“AEP Notes”) to American Electric Power Company, Inc. (“AEP”) in an aggregate principal amount of up to $3,500,000,000. The Debt Securities or AEP Notes would be issued in compliance with the orders of the Indiana Utility Regulatory Commission (“IURC”) and any applicable rules of the Federal Energy Regulatory Commission (“FERC”).

The Chair stated that, as an alternative to issuing Debt Securities or AEP Notes, the Company might enter into one or more credit or term loan or similar agreements or note purchase agreements with one or more commercial banks, financial institutions or other institutional investors, providing for the issuance of unsecured notes with a maturity in excess of nine months in an aggregate principal amount of up to $3,500,000,000 (“Credit Notes”).

The Chair stated that the aggregate amount of Debt Securities, AEP Notes or Credit Notes issued will not exceed $3,500,000,000 and that this authorization would supersede the financing authorization granted by this Committee on October 28, 2022.

The Chair explained that it was proposed that the proceeds to be received in connection with the proposed sale of Debt Securities, AEP Notes and Credit Notes would be added to the general funds of the Company and used to pay at maturity, or prepay as may be appropriate and as may then be desirable, or purchase directly or indirectly currently outstanding debt, to repay short-term debt or to reimburse the Company’s treasury for expenditures incurred in connection with its construction program or for other corporate purposes.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

Indiana Michigan Power Company
September 24, 2025

RESOLVED, that the proper persons be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

The Chair stated that the Company executed and filed an application with the IURC seeking authorization for the issuance of $800,000,000 of Debt Securities and AEP Notes through December 31, 2026 and that the Company will need to file a new application prior the expiration of the existing application.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that with respect to the proposed financing program approved at this meeting, the actions taken by the officers of this Company in executing and filing petitions with the Indiana Utility Regulatory Commission are hereby authorized, ratified, confirmed and approved in all respects.

The Chair then stated that it may be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended, and to register or qualify the securities to be sold pursuant to such financing program under the “blue sky” laws of various jurisdictions.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission ("SEC") on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

RESOLVED, that it is desirable and in the best interest of the Company that the Debt Securities be qualified or registered for sale in various jurisdictions; that (i) the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Company or (ii) any Executive Vice President of American Electric Power Service Corporation (“Authorized Persons”) be, and they hereby are, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities of the Company as said Authorized Persons may deem advisable; that said Authorized Persons are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in

Indiana Michigan Power Company
September 24, 2025

connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such Authorized Persons of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized and directed to take any and all further action in connection with the foregoing documents, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as they may deem necessary or desirable.

The Chair further stated that in connection with the filing with the SEC of one or more Registration Statements relating to the proposed issuance and sale of up to $3,500,000,000 of Debt Securities over the next several years, there was to be filed with the SEC a Power of Attorney, dated September 24, 2025, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

WHEREAS, the Company proposes to file with the SEC one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $3,500,000,000 aggregate principal amount of Debt Securities, in one or more new series, each series to have a maturity of not less than nine months and not more than 60 years; and

WHEREAS, in connection with said Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated September 24, 2025, executed by certain of the officers and directors of this Company appointing William J. Fehrman, Trevor I. Mihalik, Matthew D. Fransen, Franz D. Messner, and Marc B. Hunter, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

NOW, THEREFORE, BE IT

RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

Indiana Michigan Power Company
September 24, 2025

RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

The Chair indicated to the meeting that it may be desirable that the Debt Securities be listed on the New York Stock Exchange and/or the Nasdaq Bond Exchange (collectively, a “National Stock Exchange”) and in connection with any such application, to register the Debt Securities under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Chair then stated that it would be necessary to authorize the filing of one or more applications for the registration of up to $3,500,000,000 aggregate principal amount of Debt Securities with the SEC pursuant to the provisions of the 1934 Act.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the officers of this Company be, and they hereby are, authorized, in their discretion, to make one or more applications, on behalf of this Company, to the National Stock Exchange for the listing of up to $3,500,000,000 aggregate principal amount of Debt Securities; and further

RESOLVED, that Trevor I. Mihalik, Matthew D. Fransen, Franz D. Messner, and Marc B. Hunter, or any one of them, be, and they hereby are, designated to appear before the National Stock Exchange with full authority to make such changes in any such application or any agreements relating thereto as may be necessary or advisable to conform with the requirements for listing; and further

RESOLVED, that the proper officers be, and they hereby are, authorized to execute and file, on behalf of this Company, one or more applications for the registration of up to $3,500,000,000 aggregate principal amount of Debt Securities with the SEC pursuant to the

Indiana Michigan Power Company
September 24, 2025

provisions of the 1934 Act, as amended, in such form as the officers of this Company executing the same may determine; and further

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized, in the event any said application for listing is made, to execute and deliver on behalf of this Company an indemnity agreement in such form, with such changes therein as the Authorized Persons executing the same may approve, their execution to be conclusive evidence of such approval; and further

RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized to take any other action and to execute any other documents that in their judgment may be necessary or desirable in connection with listing the Debt Securities on the National Stock Exchange.

The Chair advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities proposed to be issued and sold in connection with the proposed financing program of the Company.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that Hunton Andrews Kurth LLP be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

The Chair stated that it may be desirable to enter into one or more hedge agreements, such as a forward starting swap, treasury lock agreement, treasury put option or interest rate collar agreement (“Hedge Agreement”) to protect against future interest rate movements in connection with the issuance of the Debt Securities. He recommended that the Board authorize the appropriate persons to enter into one or more Hedge Agreements, provided that the amount covered by any Hedge Agreement is consistent with the approved AEP Interest Rate Risk Policy and any applicable regulatory orders.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Hedge Agreements in

Indiana Michigan Power Company
September 24, 2025

such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that the amount covered by any such Hedge Agreement is consistent with the AEP Interest Rate Risk Policy and any applicable regulatory orders; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chair stated that it may be desirable to enter into one or more interest rate management agreements, such as interest rate swaps, caps, collars, floors, options or hedging products such as forwards or futures, or similar products (“Interest Rate Management Agreements”), in each case to manage and minimize interest costs. The transactions will be for a fixed period and a stated principal amount and may be for underlying fixed or variable obligations of the Company, whether existing or anticipated. He recommended that the Board authorize the appropriate persons to enter into one or more Interest Rate Management Agreements, provided that any such Interest Rate Management Agreement shall conform to the approved AEP Interest Rate Risk Policy and any conditions that may be imposed by any regulatory body.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Interest Rate Management Agreements in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval provided that any such Interest Rate Management Agreement shall conform to the approved AEP Interest Rate Risk Policy and any conditions that may be imposed by any regulatory body; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

Indiana Michigan Power Company
September 24, 2025

The Chair next explained that the Company could also enter into an Underwriting Agreement (“Underwriting Agreement”) with certain underwriters to be selected by the Chief Financial Officer, the Treasurer or the Assistant Treasurer of the Company, under which the underwriters may purchase up to $3,500,000,000 aggregate principal amount of Debt Securities. He recommended that the Board authorize the appropriate persons to enter into an Underwriting Agreement and determine the purchase price of the Debt Securities, provided that the price shall not be less than 95% (including compensation to the underwriters) of the aggregate principal amount of the Debt Securities.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, an Underwriting Agreement in such form as shall be approved by the Authorized Person executing the same, such execution to be conclusive evidence of such approval, provided that the purchase price of the Debt Securities shall not be less than 95% (including compensation to the underwriters) of the aggregate principal amount of the Debt Securities; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chair explained that the Company may issue and sell unsecured notes (“Notes”), which may include a put option or call option or both, pursuant to an Underwriting Agreement or other agreement. He further noted that, in order to enable the Company to perform its obligations under the Underwriting Agreement or other agreement approved at this meeting providing for the sale of up to $3,500,000,000 aggregate principal amount of the Notes, it was necessary that the Board authorize the execution and delivery of one or more Company Orders or Supplemental Indentures to the Indenture dated October 1, 1998 between the Company and The Bank of New York Mellon Trust Company, N.A. (“Indenture”), in such form as shall be approved by the person executing the same, such execution to be conclusive evidence of such approval. Alternatively, the Notes may be issued under a new indenture as may be supplemented and amended by one or more Company Orders or Supplemental Indentures or equivalent documentation. The terms of each series of Notes will be established under a Company Order or a Supplemental Indenture. The interest rate, maturity and certain other terms have not yet been determined. The Chair recommended that the Board authorize the appropriate persons to determine the financial terms and conditions of the Notes, including, without limitation, (i) the principal amount of the Notes to be sold in each offering; (ii) the interest or method of determining the interest on the Notes; (iii) the maturity (which shall not exceed 60 years from the

Indiana Michigan Power Company
September 24, 2025

date of issuance) and redemption provisions of the Notes and (iv) such other terms and conditions as are contemplated or permitted by the Indenture, a new indenture, a Company Order or a Supplemental Indenture. Any fixed interest rate applicable to the Notes would not exceed by more than 500 basis points the yield to maturity on United States Treasury obligations of comparable maturity at the time of pricing of the Notes. Any initial fluctuating interest rate applicable to the Notes would not exceed 8%.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the Authorized Persons (as previously defined) and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized to create up to $3,500,000,000 aggregate principal amount of Notes to be issued under the Indenture or a new indenture and one or more Supplemental Indentures or Company Orders or equivalent documentation, in such form as shall be approved by the Authorized Persons and the Secretary or an Assistant Secretary of the Company executing the same, such execution to be conclusive evidence of such approval and with such financial terms and conditions as determined by the Authorized Persons and the Secretary or an Assistant Secretary of the Company, pursuant to the Indenture or a new indenture and one or more Supplemental Indentures or Company Orders or equivalent documentation, and with either a fixed rate of interest which shall not exceed by more than 500 basis points the yield to maturity on United States Treasury obligations of comparable maturity at the time of pricing of the Notes or at an initial fluctuating rate of interest which at the time of pricing would not exceed 8%, or at a combination of such described fixed or fluctuating rates, and to specify the maturity, redemption or tender provisions and other terms, at the time of issuance thereof with the maturity not to exceed 60 years; and further

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, one or more Supplemental Indentures or Company Orders, specifying the designation, terms, redemption provisions and other provisions of the Notes and providing for the creation of each series of Notes, each such instrument to be substantially in the form as shall be approved by the Authorized Person and the Secretary or an Assistant Secretary of the Company executing the same, such execution to be conclusive evidence of such approval; that the trustee under the Indenture or a new indenture is hereby requested to join in the execution of any Supplemental Indenture or Company Order, as trustee; and further

Indiana Michigan Power Company
September 24, 2025

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, to the extent not determined in a Supplemental Indenture or Company Order, a certificate requesting the authentication and delivery of any such Notes and establishing the terms of any tranche of such series or specifying procedures for doing so in accordance with the procedures established in the Indenture or any new indenture; and further

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute in accordance with the provisions of the Indenture or any new indenture (the signatures of such Authorized Persons to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such Authorized Persons and the Secretary or an Assistant Secretary of the Company thereon), and to deliver to The Bank of New York Mellon Trust Company, N.A. under the Indenture, or any assignee or successor thereto or another trustee under a new indenture, the Notes in the aggregate principal amount of up to $3,500,000,000 as definitive fully registered bonds without coupons in such denominations as may be permitted under the Indenture; and further

RESOLVED, that if any Authorized Person or the Secretary or an Assistant Secretary of the Company who signs, or whose facsimile signature appears upon, any of the Notes ceases to be an Authorized Person or Secretary or an Assistant Secretary of the Company prior to their issuance, the Notes so signed or bearing such facsimile signature shall nevertheless be valid; and further

RESOLVED, that, subject as aforesaid, The Bank of New York Mellon Trust Company, N.A., as such Trustee, or any assignee or successor thereto or another trustee under a new indenture, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such trustee, the Notes and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by the Authorized Persons and the Secretary or an Assistant Secretary of the Company; and further

RESOLVED, that David C. House of Lewis Center, Ohio, William E. Johnson of Gahanna, Ohio, and Ryan F. Aguiar of Columbus, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed

Indiana Michigan Power Company
September 24, 2025

Counsel to render any Opinion of Counsel required by the Indenture or any new indenture in connection with the authentication and delivery of the Notes; and further

RESOLVED, that the office of The Bank of New York Mellon Trust Company, N.A., in the City of Chicago, Illinois, or such other office of any assignee or successor thereto or another trustee under a new indenture as may be designated by the Company be, and it hereby is, designated as the office or agency of this Company, in accordance with the Indenture or any new indenture, for the payment of the principal of and the interest on the Notes, for the registration, transfer and exchange of Notes and for notices or demands to be served on the Company with respect to the Notes; and further

RESOLVED, that said The Bank of New York Mellon Trust Company, N.A., be, and it hereby is, appointed the withholding agent and attorney of the Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on the Notes, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

RESOLVED, that the Authorized Persons (as defined above) and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to effect transfers and exchanges of the Notes, pursuant to the Indenture without charging a sum for any Note issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to cover any tax or other governmental charge in relation thereto; and further

RESOLVED, that The Bank of New York Mellon Trust Company, N.A., or any assignee or successor thereto or another trustee under a new indenture as may be designated by the Company, be, and it hereby is, appointed as Note Registrar in accordance with the Indenture; and further

RESOLVED, that the Authorized Persons and the Secretary or an Assistant Secretary of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all

Indiana Michigan Power Company
September 24, 2025

acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.

The Chair further stated that it would be desirable to authorize the proper persons on behalf of the Company to enter into one or more credit or term loan or similar agreements or note purchase agreements in such in such form as shall be approved by the person executing the same, such execution to be conclusive evidence of such approval (“Loan Agreement”) with one or more as yet unspecified commercial banks, financial institutions or other institutional investors to be selected by the Chief Financial Officer, the Treasurer or the Assistant Treasurer of the Company, which would provide for the Company to borrow up to $3,500,000,000. Such borrowings would be evidenced by an unsecured promissory note or notes (the “Credit Note”) of the Company maturing not less than nine months nor more than sixty years after the date thereof, bearing interest to maturity at either a fixed rate, floating rate, or combination thereof. Any fixed interest rate applicable to the Notes would not exceed by more than 500 basis points the yield to maturity on United States Treasury obligations of comparable maturity at the time of pricing of the Notes. Any initial fluctuating interest rate applicable to the Notes would not exceed 8%.

Thereupon, after discussion, on motion duly made and seconded, it was unanimously

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Loan Agreements in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval in substantially the form of such agreement submitted to this meeting, at either a fixed rate of interest which shall not exceed by more than 500 basis points the yield to maturity on United States Treasury obligations of comparable maturity at the time of pricing of the Notes or at an initial fluctuating rate of interest which at the time of pricing would not exceed 8%, or at a combination of such described fixed or fluctuating rates; and further

RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized, in the name and on behalf of this Company, to borrow from one or more commercial banks, financial institutions or other institutional investors, up to $3,500,000,000, upon the terms and subject to the conditions of the Loan Agreement as executed and delivered; and in connection therewith, to execute and deliver a promissory note, with such insertions therein and changes thereto consistent with such Loan Agreement as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

Indiana Michigan Power Company
September 24, 2025

RESOLVED, that the Authorized Persons be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

The Chair further stated that it would be desirable to authorize the appropriate persons, on behalf of the Company, to issue one or more unsecured promissory notes to American Electric Power Company, Inc. (“AEP”) in an aggregate principal amount of up to $3,500,000,000 on such terms as are consistent with (i) the financing authority granted by the IURC and (ii) any applicable rules of the FERC and regulations under the Federal Power Act.

Thereupon, upon motion duly made and seconded, it was unanimously

RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized, in the name and on behalf of his Company, to borrow from AEP up to $3,500,000,000, upon such terms as are consistent with (i) the financing authority granted by the IURC and (ii) any applicable rules of the FERC and the regulations under the Federal Power Act.